UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2008
Date of Report (Date of earliest event reported)

New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho		83837
(Address of principal executive offices)		(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 4, 2008 New Jersey Mining Company (NJMC) entered into a Mining Venture Agreement with Silverstar Mining Corp. (Silverstar) on its Silver Strand mine property located in Kootenai County, Idaho. Silverstar agreed to pay NJMC $500,000 for a 50% interest in the Silver Strand mine property and each party then will contribute their 50% interest to the joint venture. Silverstar has made initial payments of $270,000 and has until July 31, 2008 to complete the acquisition of their 50% interest from NJMC. In addition Silver Star will refund NJMC for 50% of the reclamation bond which is approximately $61,000. Silverstar will also pay NJMC 50,000 shares of Silverstar Mining Corp. common stock. NJMC will be the manager of the joint venture and both parties will contribute 50% of the costs and receive 50% of the revenues.

There is no material relationship between NJMC and Silverstar other than with respect to this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: July 10, 2008
By: /s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer